Exhibit 99.1
ARES CAPITAL CORPORATION ANNOUNCES DECEMBER 31, 2021 FINANCIAL RESULTS
AND DECLARES FIRST QUARTER 2022 DIVIDEND OF $0.42 PER SHARE AND ADDITIONAL DIVIDENDS TOTALING $0.12 PER SHARE FOR 2022

DIVIDEND DECLARATIONS

New York, NY — February 9, 2022 — Ares Capital Corporation (“Ares Capital”) (NASDAQ: ARCC) announced that its Board of Directors has declared a first quarter dividend of $0.42 per share. The first quarter dividend is payable on March 31, 2022 to stockholders of record as of March 15, 2022. The Board of Directors has also declared additional dividends totaling $0.12 per share for 2022, to be distributed in four consecutive quarterly payments of $0.03 per share per quarter. The first additional dividend is also payable on March 31, 2022 to stockholders of record as of March 15, 2022.

DECEMBER 31, 2021 FINANCIAL RESULTS

Ares Capital also announced financial results for its fourth quarter and year ended December 31, 2021.

OPERATING RESULTS

	Q4-21(1)		Q4-20(1)		FY-21		FY-20
(dollar amounts in millions, except per share data)	Total Amount	Per Share(2)	Total Amount	Per Share(2)	Total Amount	Per Share(2)	Total Amount	Per Share(2)
Core EPS(3)		$0.58		$0.54		$2.02		$1.74
GAAP net income per share		$0.83		$0.89		$3.51		$1.14
Net investment income	$242	$0.52	$229	$0.54	$741	$1.66	$794	$1.87
Net realized gains (losses)	$16	$0.04	$(183)	$(0.43)	$240	$0.54	$(166)	$(0.39)
Net unrealized gains (losses)	$124	$0.27	$332	$0.78	$586	$1.31	$(144)	$(0.34)
GAAP net income	$382	$0.83	$378	$0.89	$1,567	$3.51	$484	$1.14
Dividends declared and payable		$0.41		$0.40		$1.62		$1.60

	As of
(dollar amounts in millions, except per share data)	December 31, 2021	December 31, 2020
Portfolio investments at fair value	$20,009	$15,515
Total assets	$20,843	$16,196
Stockholders’ equity	$8,868	$7,176
Net assets per share	$18.96	$16.97
Debt/equity ratio	1.26x	1.20x
____________________________________________

(1)Net income can vary substantially from period to period due to various factors, including the level of new investment commitments, the recognition of realized gains and losses and unrealized appreciation and depreciation. As a result, quarterly comparisons of net income may not be meaningful.

(2)All per share amounts are basic and diluted.

(3)Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase (decrease) in stockholders’ equity resulting from operations less net realized and unrealized gains and losses, any capital gains incentive fees attributable to such net realized and unrealized gains and losses and any income taxes related to such net realized gains and losses. Basic and diluted GAAP net income (loss) per share is the most directly comparable GAAP financial measure. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Reconciliations of basic and diluted Core EPS to the most directly comparable GAAP financial measure are set forth in Schedule 1 hereto.

“The fourth quarter concluded a strong year for Ares Capital where we generated record results across our originations, core earnings and net asset value,” said Kipp deVeer, Chief Executive Officer of Ares Capital. “Given our 2021 results, strong credit quality and leading market position, we are pleased to increase our regular quarterly dividend to $0.42 per share and declare additional dividends totaling $0.12 per share to be paid in equal quarterly amounts during 2022.”

“Over the course of 2021 and early this year, we have been highly focused on strengthening our financial position by accessing diverse, long-dated and cost-efficient forms of debt financing,” said Penni Roll, Chief Financial Officer of Ares Capital. “Our fortified balance sheet has well-laddered maturities and is mostly comprised of attractively-priced unsecured capital, which helps position us to benefit from a potential rise in interest rates.”

PORTFOLIO AND INVESTMENT ACTIVITY

(dollar amounts in millions)	Q4-21	Q4-20	FY-21	FY-20
Portfolio Activity During the Period:
Gross commitments	$5,866	$3,858	$15,573	$6,703
Exits of commitments	$3,869	$3,032	$11,195	$5,786

Portfolio Information:
			As of December 31,
			2021	2020
Portfolio investments at fair value			$20,009	$15,515
Fair value of accruing debt and other income producing securities(4)			$18,182	$14,293
Number of portfolio company investments			387	350
Percentage of floating rate securities at fair value(5)			77%	84%
Weighted average yield on debt and other income producing securities(6):
At amortized cost			8.7%	9.3%
At fair value			8.7%	9.4%
Weighted average yield on total investments(7):
At amortized cost			7.9%	8.5%
At fair value			7.9%	8.7%

Asset class percentage at fair value
First lien senior secured loans			47%	46%
Second lien senior secured loans			23%	26%
Subordinated certificates of the SDLP			5%	7%
Senior subordinated loans			4%	6%
Preferred equity			8%	6%
Other equity			13%	9%
____________________________________________

(4)    Including the fair value of Ares Capital’s equity investment in Ivy Hill Asset Management, L.P. (“IHAM”)

(5)    Including Ares Capital's investment in the subordinated certificates of the SDLP (as defined below).

(6)    Weighted average yield on debt and other income producing securities is computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on accruing debt and other income producing securities (including the annualized amount of the dividend received by Ares Capital related to its equity investment in IHAM during the most recent quarter end), divided by (b) the total accruing debt and other income producing securities at amortized cost or at fair value (including the amortized cost or fair value of Ares Capital’s equity investment in IHAM as applicable), as applicable.

(7)    Weighted average yield on total investments is computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on accruing debt and other income producing securities (including the annualized amount of the dividend received by Ares Capital related to its equity investment in IHAM during the most recent quarter end), divided by (b) total investments at amortized cost or at fair value, as applicable.

In the fourth quarter of 2021, Ares Capital made new investment commitments of approximately $5.9 billion, including $296 million of new investment commitments to IHAM, of which approximately $5.0 billion were funded. New investment commitments included 28 new portfolio companies, 55 existing portfolio companies and three additional portfolio companies through the Senior Direct Lending Program, LLC (the “SDLP”), through which Ares Capital co-invests with Varagon Capital Partners and its clients, to fund first lien senior secured loans. As of December 31, 2021, 192 separate private equity sponsors were represented in Ares Capital’s portfolio. Of the $5.9 billion in new commitments made during the fourth quarter of 2021, 64% were in first lien senior secured loans, 17% were in second lien senior secured loans, 2% were in the subordinated certificates of the SDLP, 2% were in senior subordinated loans, 4% were in preferred equity and 11% were in other equity. Of these commitments, 83% were in floating rate debt securities, of which 95% contained interest rate floors and 2% were in the subordinated certificates of the SDLP. Ares Capital may seek to sell all or a portion of these new investment commitments, although there can be no assurance that Ares Capital will be able to do so. Also in the fourth quarter of 2021, Ares Capital funded approximately $687 million related to previously existing unfunded revolving and delayed draw loan commitments.

Also in the fourth quarter of 2021, Ares Capital exited approximately $3.9 billion of investment commitments, including approximately $1.4 billion of loans sold to IHAM or certain vehicles managed by IHAM. Of the total investment commitments exited, 79% were first lien senior secured loans, 14% were second lien senior secured loans, 4% were senior subordinated loans, 2% were subordinated certificates of the SDLP and 1% were other equity. Of the approximately $3.9 billion of exited investment commitments, 98% were floating rate, 1% were on non-accrual status and 1% were non-income producing.

As of December 31, 2021 and 2020, the weighted average grade of the portfolio at fair value was 3.1 and 3.0, respectively, and loans on non-accrual status represented 0.8% of total investments at amortized cost (or 0.5% at fair value) and 3.3% at amortized cost (or 2.0% at fair value), respectively. For more information on Ares Capital’s portfolio investment grades and loans on non-accrual, see “Part II - Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations— Portfolio and Investment Activity” in Ares Capital’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on February 9, 2022.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2021, Ares Capital had $0.4 billion in cash and cash equivalents and $11.1 billion in total aggregate principal amount of debt outstanding ($11.0 billion at carrying value). Subject to borrowing base and other restrictions, Ares Capital had approximately $4.1 billion available for additional borrowings under its existing credit facilities as of December 31, 2021.

In October 2021, Ares Capital entered into (a) a separate amended and restated equity distribution agreement with each of Truist Securities, Inc. (“Truist”) and Regions Securities LLC (“Regions”) and (b) an equity distribution agreement with SMBC Nikko Securities America, Inc. (“SMBC”) (the amended and restated equity distribution agreements with each of Truist and Regions and the equity distribution agreement with SMBC (together, the “Equity Distribution Agreements”)). During the three months ended December 31, 2021, Ares Capital issued and sold approximately 6.5 million shares of common stock under the Equity Distribution Agreements, with net proceeds totaling $131.5 million, after giving effect to sales agents’ commissions and certain offering expenses of approximately $2.1 million.

In December 2021, Ares Capital and Ares Capital CP Funding LLC (“Ares Capital CP”), a wholly owned subsidiary of Ares Capital, entered into an agreement to amend Ares Capital CP’s revolving funding facility (as amended, the “Revolving Funding Facility”). The amendment, among other things, (a) extended the stated maturity date from January 31, 2025 to December 29, 2026; (b) extended the reinvestment period from January 31, 2023 to December 29, 2024; (c) decreased the London Interbank Offered Rate (“LIBOR”) spread from 2.00% to 1.90%; and (d) decreased the component of the undrawn fee applicable to any unused portion in excess of 50% of the maximum facility amount from 1.50% to 1.25%.

In November 2021, Ares Capital issued $700 million in aggregate principal amount of unsecured notes that mature on November 15, 2031 and bear interest at a rate of 3.200% per annum (the “2031 Notes”). The notes pay interest semi-annually and all principal is due upon maturity. The 2031 Notes may be redeemed in whole or in part at any time at Ares Capital’s option at the redemption price determined in the indenture governing the 2031 Notes, plus any accrued and unpaid interest.

In December 2021, Ares Capital redeemed the entire $600 million aggregate principal amount outstanding of its unsecured notes that bore interest at a rate of 3.625% per year and which was scheduled to mature on January 19, 2022 (the “2022 Notes”). The 2022 Notes were redeemed at par plus accrued and unpaid interest for a total redemption price of approximately $609 million.

FOURTH QUARTER 2021 DIVIDEND PAID AND 2022 DECLARED DIVIDENDS

On October 26, 2021, Ares Capital declared a fourth quarter 2021 dividend of $0.41 per share for a total of approximately $191 million. The fourth quarter dividend was paid on December 30, 2021 to stockholders of record as of December 15, 2021.

On February 9, 2022, Ares Capital declared a first quarter 2022 dividend of $0.42 per share payable on March 31, 2022 to stockholders of record on March 15, 2022. On February 9, 2022, Ares Capital also declared additional dividends totaling $0.12 per share to be distributed in four consecutive quarterly payments during 2022 as follows:

Date declared	Record date	Payment date	Per share amount
February 9, 2022	March 15, 2022	March 31, 2022	$0.03
February 9, 2022	June 15, 2022	June 30, 2022	0.03
February 9, 2022	September 15, 2022	September 30, 2022	0.03
February 9, 2022	December 15, 2022	December 29, 2022	0.03
Total additional dividends			$0.12

RECENT DEVELOPMENTS
In January 2022, Ares Capital issued $500 million in aggregate principal amount of unsecured notes, which bear interest at a rate of 2.875% per annum and mature on June 15, 2027 (the ‘‘2027 Notes’’). The 2027 Notes pay interest semi-annually and all principal is due upon maturity. The 2027 Notes may be redeemed in whole or in part at any time at Ares Capital’s option at the redemption price determined pursuant to the indenture governing the 2027 Notes, and any accrued and unpaid interest. The 2027 Notes were issued at a discount to the principal amount.

In February 2022, Ares Capital repaid in full $388 million in aggregate principal amount of unsecured convertible notes due in February 2022 upon their maturity, resulting in a realized loss on the extinguishment of debt of $48 million.

In January 2022, Ares Capital completed a public equity offering pursuant to which Ares Capital sold 11.2 million shares of common stock at a price of $21.06 per share to the participating underwriters, with net proceeds totaling approximately $235.5 million, after giving effect to estimated offering expenses.

In February 2022, Ares Capital’s board of directors authorized an amendment to Ares Capital’s existing stock repurchase program to extend the expiration date of the program from February 15, 2022 to February 15, 2023. Under the stock repurchase program, Ares Capital may repurchase up to $500 million in the aggregate of our outstanding common stock in the open market at a price per share that meets certain thresholds below its net asset value per share, in accordance with the guidelines specified in Rule 10b-18 of the Securities Exchange Act of 1934. The timing, manner, price and amount of any share repurchases will be determined by Ares Capital, in its discretion, based upon the evaluation of economic and market conditions, stock price, applicable legal and regulatory requirements and other factors.

From January 1, 2022 through February 2, 2022, Ares Capital made new investment commitments of approximately $607 million, including $179 million of new investment commitments to IHAM, of which $385 million were funded. Of these new commitments, 68% were in first lien senior secured loans, 31% were in other equity and 1% were in preferred equity. Of the approximately $607 million of new investment commitments, 68% were floating rate, 2% were non-income producing, 1% were fixed rate and the remaining 29% was Ares Capital’s equity investment in IHAM which generally pays a quarterly dividend. The weighted average yield of debt and other income producing securities funded during the period at amortized cost was 9.6% and the weighted average yield on total investments funded during the period at amortized cost was 9.3%. Ares Capital may seek to sell all or a portion of these new investment commitments, although there can be no assurance that it will be able to do so.

From January 1, 2022 through February 2, 2022, Ares Capital exited approximately $956 million of investment commitments, including $529 million of loans sold to IHAM or certain vehicles managed by IHAM . Of the total investment commitments exited, 89% were first lien senior secured loans, 8% were second lien senior secured loans, 2% were preferred equity and 1% were subordinated certificates of the SDLP. Of the approximately $956 million of exited investment commitments, 88% were floating rate, 11% were fixed rate and 1% were non-income producing. The weighted average yield of debt and other income producing securities exited or repaid during the period at amortized cost was 7.3% and the weighted average yield on total investments exited or repaid during the period at amortized cost was 7.2%. Of the approximately $956 million of investment commitments exited from January 1, 2022 through February 2, 2022, Ares Capital recognized total net realized gains of approximately $20 million, including approximately $2 million of realized losses recognized from the sale of loans to IHAM or certain vehicles managed by IHAM.

In addition, as of February 2, 2022, Ares Capital had an investment backlog and pipeline of approximately $1.2 billion and $125 million, respectively. Investment backlog includes transactions approved by Ares Capital’s investment adviser’s investment committee and/or for which a formal mandate, letter of intent or a signed commitment have been issued, and therefore Ares Capital believes are likely to close. Investment pipeline includes transactions where due diligence and analysis are in process, but no formal mandate, letter of intent or signed commitment have been issued. The consummation of any of the investments in this backlog and pipeline depends upon, among other things, one or more of the following: satisfactory completion of Ares Capital due diligence investigation of the prospective portfolio company, Ares Capital’s acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. In addition, Ares Capital may sell all or a portion of these investments and certain of these investments may result in the repayment of existing investments. Ares Capital cannot assure you that it will make any of these investments or that Ares Capital will sell all or any portion of these investments.

WEBCAST / CONFERENCE CALL

Ares Capital will host a webcast/conference call on Wednesday, February 9, 2022 at 11:00 a.m. (Eastern Time) to discuss its quarter and year ended December 31, 2021 financial results. PLEASE VISIT ARES CAPITAL’S WEBCAST LINK LOCATED ON THE HOME PAGE OF THE INVESTOR RESOURCES SECTION OF ARES CAPITAL’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE EARNINGS CONFERENCE CALL.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of Ares Capital’s website at www.arescapitalcorp.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 8303537 followed by the # sign and reference “Ares Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available approximately one hour after the end of the call through February 23, 2022 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10162158. An archived replay will also be available through February 23, 2022 on a webcast link located on the Home page of the Investor Resources section of Ares Capital’s website.

ABOUT ARES CAPITAL CORPORATION

Founded in 2004, Ares Capital is a leading specialty finance company focused on providing direct loans and other investments in private middle market companies in the United States. Ares Capital’s objective is to source and invest in high-quality borrowers that need capital to achieve their business goals, which often leads to economic growth and employment. Ares Capital believes its loans and other investments in these companies can generate attractive levels of current income and potential capital appreciation for investors. Ares Capital, through its investment manager, utilizes its extensive, direct origination capabilities and incumbent borrower relationships to source and underwrite predominantly senior secured loans but also subordinated debt and equity investments. Ares Capital has elected to be regulated as a business development company (“BDC”) and is the largest publicly traded BDC by market capitalization as of December 31, 2021. Ares Capital is externally managed by a subsidiary of Ares Management Corporation (NYSE: ARES), a publicly traded, leading global alternative investment manager. For more information about Ares Capital, visit www.arescapitalcorp.com.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Ares Capital’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Ares Capital’s filings with the SEC. Ares Capital undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

INVESTOR RELATIONS CONTACTS

Ares Capital Corporation
Carl G. Drake or John Stilmar
(888) 818-5298
irarcc@aresmgmt.com

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions, except per share data)

	As of December 31,
	2021	2020
ASSETS
Total investments at fair value (amortized cost of $19,810 and $15,914, respectively)	$20,009	$15,515
Cash and cash equivalents	372	254
Restricted cash	114	72
Interest receivable	142	112
Receivable from participants	—	38
Receivable for open trades	80	73
Other assets	99	94
Operating lease right-of-use asset	27	38
Total assets	$20,843	$16,196
LIABILITIES
Debt	$11,020	$8,491
Base management fees payable	69	56
Income based fees payable	67	140
Capital gains incentive fees payable	161	—
Interest and facility fees payable	100	83
Payable to participants	114	72
Payable for open trades	216	6
Accounts payable and other liabilities	111	90
Secured borrowings	74	23
Operating lease liabilities	43	59
Total liabilities	11,975	9,020
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001 per share, 600 common shares authorized; 468 and 423 common shares issued and outstanding, respectively	—	—
Capital in excess of par value	8,553	7,656
Accumulated undistributed (overdistributed) earnings	315	(480)
Total stockholders’ equity	8,868	7,176
Total liabilities and stockholders’ equity	$20,843	$16,196
NET ASSETS PER SHARE	$18.96	$16.97

ARES CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest income from investments	$336	$294	$1,247	$1,159
Dividend income	64	40	222	149
Capital structuring service fees	116	93	306	149
Other income	13	13	45	54
Total investment income	529	440	1,820	1,511

EXPENSES
Interest and credit facility fees	105	82	372	317
Base management fees	69	56	253	217
Income based fees	67	57	225	184
Capital gains incentive fees	28	—	161	(58)
Administrative fees	4	3	15	13
Other general and administrative	6	6	24	25
Total expenses	279	204	1,050	698
NET INVESTMENT INCOME BEFORE INCOME TAXES	250	236	770	813
Income tax expense, including excise tax	8	7	29	19
NET INVESTMENT INCOME	242	229	741	794
REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS, FOREIGN CURRENCY AND OTHER TRANSACTIONS:
Net realized gains (losses)	16	(183)	283	(166)
Net unrealized gains (losses)	124	332	586	(144)
Net realized and unrealized gains (losses) on investments, foreign currency and other transactions	140	149	869	(310)
REALIZED LOSS ON EXTINGUISHMENT OF DEBT	—	—	(43)	—
NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$382	$378	$1,567	$484
BASIC AND DILUTED NET INCOME PER COMMON SHARE	$0.83	$0.89	$3.51	$1.14
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - BASIC AND DILUTED	463	423	446	424

SCHEDULE 1

Reconciliations of basic and diluted Core EPS to basic and diluted GAAP net income per share

Reconciliations of basic and diluted Core EPS to basic and diluted GAAP net income per share, the most directly comparable GAAP financial measure, for the three months and years ended December 31, 2021 and 2020 are provided below.

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)
Basic and diluted Core EPS(1)	$0.58	$0.54	$2.02	$1.74
Net realized and unrealized gains (losses)	0.31	0.35	1.85	(0.73)
Capital gains incentive fees attributable to net realized and unrealized gains and losses	(0.06)	—	(0.36)	0.13
Income tax expense related to net realized gains and losses	—	—	—	—
Basic and diluted GAAP net income per share	$0.83	$0.89	$3.51	$1.14
__________________________________________________

(1)    Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase (decrease) in stockholders’ equity resulting from operations less net realized and unrealized gains and losses, any capital gains incentive fees attributable to such net realized and unrealized gains and losses and any income taxes related to such net realized gains and losses. Basic and diluted GAAP net income (loss) per share is the most directly comparable GAAP financial measure. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.